Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-206276, 333-183152, 333-168902, 333-158241, 333-149729, 333-141661 and 333-138984) and Form S-3 (No. 333-194410) of Achillion Pharmaceuticals, Inc. of our report dated February 23, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

February 23, 2017